Exhibit 99.1

FOR IMMEDIATE RELEASE

AUGUST 15, 2011

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY ANNOUNCES NEW EXECUTIVE ROLES

William W. Davis Promoted to Executive Vice President and Chief Operating Officer;

Michael J. Garberding Promoted to Senior Vice President and Chief Financial Officer

DALLAS, Aug 15, 2011 — The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ:XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ:XTXI) (the Corporation), today announced two promotions and changes in responsibilities among its senior management team, effective immediately. William W. (“Bill”) Davis, currently Executive Vice President and Chief Financial Officer, has been promoted to the newly created position of Executive Vice President and Chief Operating Officer. Michael J. Garberding, currently Senior Vice President of Business Development and Finance, has been promoted to Senior Vice President and Chief Financial Officer.

“Since joining Crosstex 10 years ago, Bill has developed a first-class finance organization and played a key role in the Crosstex senior leadership team. Recently, he also has been instrumental in operational improvements and growth of our existing assets, which has enabled us to increase our returns,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “With our recently announced growth beyond our core areas, Bill’s leadership and operational capabilities will be important to our success.

“Mike has been a key leader in our finance organization during his three years at Crosstex. There will be a smooth transition as he moves into the CFO role.  He assumed leadership of our business development efforts a year ago and has done a superb job of laying a solid foundation for Crosstex’s future growth,” Davis added.   “These changes better position us to pursue our growth strategies while maintaining great focus and execution in our current operations.”

Bill Davis has more than 30 years of financial and accounting experience and is a well-known leader in the energy industry. Since joining Crosstex in 2001, he has played a vital role in the development and execution of the company’s business strategy, and has been instrumental in Crosstex’s evolution into a leading solutions provider in the midstream sector. Bill Davis graduated from Texas A&M University with a B.B.A. in accounting and is a certified public accountant.

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Mike Garberding has more than 20 years of financial and accounting experience in the energy industry. Prior to joining Crosstex in 2008, he was assistant treasurer at TXU Corp. focusing on structured transactions such as project financing for coal plant development and the sale of TXU Gas Company. Garberding earned a B.B.A. in accounting from Texas A&M University and an M.B.A. from the University of Michigan.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, nine processing plants and three fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect the Partnership’s future growth and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, but are not limited to, risks discussed in the Partnership’s and the Corporation’s filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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